As filed with the Securities and Exchange Commission on August 4, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 Space Exploration Technologies Corp.
(Exact name of registrant as specified in its charter)

Texas	01-0627671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Rocket Road
Starbase, Texas 78521
(Address of principal executive offices, including zip code)
Space Exploration Technologies Corp. Amended and Restated 2024 Equity Incentive Plan
Space Exploration Technologies Corp. Second Amended and Restated 2017 Employee Stock Purchase Plan
Space Exploration Technologies Corp. 2023 Employee Stock Purchase Plan
Space Exploration Technologies Corp. Amended and Restated 2015 Equity Incentive Plan
Swarm Technologies, Inc. 2017 Stock Plan
xAI Holdings Corp. 2025 Equity Incentive Plan
xAI Corp. Amended and Restated 2023 Equity Incentive Plan
X Holdings Corp. 2023 Incentive Plan
Mesh Optical Technologies Corporation 2025 Equity Incentive Plan
(Full title of the plans)
Elon Musk
Chief Executive Officer
1 Rocket Road
Starbase, Texas 78521
Tel: (310) 363-6000
(Name, address and telephone number, including area code, of agent for service)
Copies to:

Hillary H. Holmes Harrison Tucker Gina Hancock Gibson, Dunn & Crutcher LLP 811 Main Street, Suite 3000 Houston, Texas 77002 Tel: (346) 718-6600	Bret Johnsen Michael Smith Space Exploration Technologies Corp. 1 Rocket Road Starbase, Texas 78521 Tel: (310) 363-6000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and sales on a continuous or delayed basis of certain of those shares of Class A common stock, par value $0.001 per share, of Space Exploration Technologies Corp. (the “Registrant”) that constitute “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), by certain stockholders that are current and former employees and other service providers of the Registrant (each, a “Selling Stockholder”) for their own accounts, subject to any lock-up and market standoff agreements applicable to such Selling Stockholder. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or sold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Space Exploration Technologies Corp.
136,949,657 Shares of Class A Common Stock

This prospectus relates to 136,949,657 shares (the “Shares”) of Class A common stock, par value $0.001 per share (“Class A Common Stock”), of Space Exploration Technologies Corp. (“us,” “we,” or the “Registrant”), which may be reoffered from time to time by certain stockholders that are our current and former employees and other service providers (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the settlement of restricted stock units (“RSUs”) and/or exercise of options (or will be acquired by the Selling Stockholders pursuant to the conversion of shares of Class B common stock, par value $0.001 per share (“Class B Common Stock”) that were acquired by the Selling Stockholders pursuant to the settlement of RSUs and/or exercise of options), in each case, which were issued to the Selling Stockholders under the Registrant’s Amended and Restated 2024 Equity Incentive Plan (the “2024 Plan”), the Registrant’s Second Amended and Restated 2017 Employee Stock Purchase Plan (the “2017 ESPP”), the Registrant’s 2023 Employee Stock Purchase Plan (the “2023 ESPP”), the Registrant’s Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”), the Swarm Technologies, Inc. 2017 Stock Plan (the “Swarm Plan”), the xAI Holdings Corp. 2025 Equity Incentive Plan (the “xAI 2025 Plan”), the xAI Corp. Amended and Restated 2023 Equity Incentive Plan (the “xAI 2023 Plan”), the X Holdings Corp. 2023 Incentive Plan (the “X 2023 Plan”), and the Mesh Optical Technologies Corporation 2025 Equity Incentive Plan (the “Mesh Plan”).
The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A Common Stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters, broker-dealers or agents which the Selling Stockholders may select. If underwriters, broker-dealers or agents are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.
Our Class A Common Stock is listed on The Nasdaq Stock Market LLC and Nasdaq Texas, LLC (collectively, “Nasdaq”) under the symbol “SPCX.” On August 3, 2026, the last sale price of our Class A Common Stock as reported on Nasdaq was $114.53 per share.
The amount of Shares to be reoffered or sold under this prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 2 of this prospectus.
The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any underwriters, broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 4, 2026

ABOUT THIS REOFFER PROSPECTUS
You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition and prospects may have changed since that date.
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.
Except as otherwise indicated or required by the context, all references to “SpaceX,” the “Company,” “we,” “our” and “us” or similar terms refer to Space Exploration Technologies Corp. and its consolidated subsidiaries.
THE COMPANY
Our Mission
Our mission is to build the systems and technologies necessary to make life multiplanetary, to understand the true nature of the universe, and to extend the light of consciousness to the stars. To do this, we have formed the most ambitious, vertically integrated innovation engine on (and off) Earth with unmatched capabilities to rapidly manufacture and launch space-based communications that connect the world, to harness the Sun to power a truth-seeking artificial intelligence that advances scientific discovery, and ultimately to build a base on the Moon and cities on other planets.
Overview
Founded in 2002, SpaceX is the only company building the integrated hardware and software infrastructure of the future across space, connectivity, and AI. At our core, we are builders. We design, manufacture, launch, and operate products and services built on cutting-edge technologies, including the world’s most advanced rockets and spacecraft. We safely and reliably transport astronauts, satellites, and other payloads on missions that benefit life on Earth. Since 2023, we have launched more than 80% of mass to orbit for the world each year with an over 99% mission success rate with Falcon rockets. We also operate a high-speed, low-latency global broadband data and communications network powered by approximately 9,600 Starlink broadband and mobile satellites in Low-Earth Orbit, delivering connectivity to millions of consumer, enterprise, and government customers across 164 countries, territories, and other markets, as of March 31, 2026. Using our dedicated satellite-to-mobile constellation, we offer connectivity services, supplementing terrestrial networks and substantially reducing mobile “dead zones” across approximately 30 countries.
With the potential to improve both space exploration and life on Earth, AI accelerates SpaceX’s mission to make life multiplanetary, to understand the true nature of the universe, and to extend the light of consciousness to the stars. xAI, which was founded in 2023 and acquired by SpaceX in early 2026, is now an integral pillar of our vertically integrated company. We are rapidly constructing AI compute infrastructure—starting on Earth with the goal of extending to space—at industry-leading pace and cost efficiency. Our infrastructure supports training and inference for Grok, which has emerged as one of the world’s most advanced frontier models. Grok is designed as a truth-seeking AI model, built on our founder Elon Musk’s mission to enable humanity to understand the universe.

Grok also benefits from integration with X, our real-time information, entertainment, and free speech platform, which serves as a foundational distribution and data engine for our AI ecosystem and further enhances Grok’s truth-seeking objective.
Corporate Information
We were founded and incorporated as Space Exploration Technologies Corp., a Delaware corporation, on March 14, 2002 and reincorporated as a Texas corporation on February 14, 2024. Our principal executive offices are located at 1 Rocket Road, Starbase, Texas 78521. Our website address is www.spacex.com. Information contained on our website or linked therein or otherwise connected thereto does not constitute part of nor is it incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part.
RISK FACTORS
Investing in our Class A Common Stock involves a high degree of risk. Before investing in our Class A Common Stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our final prospectus filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on June 12, 2026, as further supplemented by the risks set forth under Part II, Item 1A of our Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026, which sections are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, financial condition and results of operations could be harmed. In that event, the trading price of our Class A Common Stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. These forward-looking statements reflect our current views with respect to, among other things, future events and our future business, financial condition and results of operations. These statements are often, but not always, made through the use of words or phrases such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and “would” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates and projections about our industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•the development and deployment of Starship in accordance with our anticipated schedule and launch cadence and our ability to achieve expected performance, reusability, and cost efficiencies;
•the size and growth of our various existing and future markets, including the markets for commercial launch services, satellite connectivity services, our AI platforms, AI compute infrastructure (terrestrial and orbital), lunar-related activities and interplanetary activities, including the extent to which such markets develop, particularly emerging or unproven markets that may not materialize as expected or on anticipated timelines;
•demand for our products and services, including our launch, connectivity, and AI offerings, and our ability to grow our customer base and generate revenue;
•the deployment of our next-generation Starlink satellites, satellite-to-mobile connectivity, and orbital AI compute infrastructure, including our ability to successfully develop, scale, and commercialize such technologies, which are subject to significant technical complexity, capital requirements, new innovations and regulatory approvals;

•our target launch cadence and expansion of our manufacturing and operational capacity necessary to support our strategies, including our ability to scale production, supply chain, infrastructure, and workforce efficiently;
•our ability to execute our growth strategy and scale our operations efficiently, including managing costs, timelines, and operational complexity;
•our ability to solve novel issues and navigate and monetize technologies and environments that have never been accessed or economized before;
•our ability to design, develop and successfully commercialize new and innovative technologies, products, and services, including our AI platforms and Terafab, and our ability to achieve and maintain a low cost per token, in each case in rapidly evolving and competitive markets;
•our ability to scale and monetize our AI products, services and compute infrastructure, including the development, performance, and adoption of our frontier models and related applications, and to realize benefits from related acquisitions and initiatives, such as the Cursor transaction;
•the amount, nature and timing of our capital expenditures and the impact of such capital expenditures on our growth and performance, including our ability to fund such expenditures, manage costs, strategically reduce costs and achieve expected returns on investment;
•our ability to obtain sufficient power, GPUs, and other critical components and manage our supply chain to support our operations and growth;
•our ability to obtain and maintain required regulatory approvals, licenses and spectrum authorizations in the United States and internationally, and the timing, scope, and conditions of such approvals;
•the competitive landscape in the industries in which we operate and our ability to compete effectively;
•the implementation, interpretation, and impact of current or future regulations including laws and regulations relating to space operations, communications, AI, data privacy, and other areas;
•our ability to realize benefits and manage risks of being a public company; and
•general economic conditions.
We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.
The forward-looking statements in this prospectus speak only as of the date of this prospectus, or such other date as specified herein. We undertake no obligation to update these statements unless required by law, and we caution you not to place undue reliance on them. Forward-looking statements are not assurances of future performance and involve risks and uncertainties. We have based these forward-looking statements on our current expectations and assumptions about future events. Forecasts, goals, milestones, and expectations that cover multi-year time horizons, or unknown timelines, inherently involve increased risks with respect to predictability and actual results may differ materially from current expectations. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, technological, environmental, political, and other risks, contingencies and uncertainties, which are difficult to predict and many of which are beyond our control. These risks, contingencies, and uncertainties and other important factors are described in the “Risk Factors” section of this prospectus. Should one or more of such risks or uncertainties occur, or should underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statements. In addition, because we operate in rapidly evolving and certain highly competitive markets, we may from time to time rapidly adjust, modify or change our strategic priorities, capital allocation, product or service focus or operational initiatives in response to technological developments, competitive dynamics, regulatory changes or other factors, which could cause actual results to differ materially from those expressed or implied by the forward-looking statements contained herein. New risks emerge from time to time, some risks are inherently unknown to us, and it is not possible for our management to predict all such risks. Many of the risks and uncertainties that could materially adversely affect us or our prospects are beyond our control or relate to portions of our business strategy that have a lengthy time horizon or involve unprecedented ventures. This can make assessment of certain risks more difficult and you should factor these uncertainties into your assessment of an investment in our Class A Common Stock. All forward-looking statements in this prospectus are expressly qualified in their entirety by the cautionary statements in this section.
USE OF PROCEEDS
We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our Class A Common Stock as of July 1, 2026, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders shown as having shares listed in the column entitled “Shares Being Reoffered.”
The Shares reoffered by the Selling Stockholders hereunder include an aggregate of 136,949,657 shares of Class A Common Stock (i) acquired by the Selling Stockholders (A) upon the settlement of RSUs or the exercise of options, in each case, which were issued to the Selling Stockholders pursuant to the 2024 Plan, the 2015 Plan, the Swarm Plan, the xAI 2025 Plan, the xAI 2023 Plan, the X 2023 Plan and the Mesh Plan (collectively with the 2017 ESPP and the 2023 ESPP, the “Equity Plans”) and (B) pursuant to purchases under the 2017 ESPP and the 2023 ESPP and (ii) that will be acquired by the Selling Stockholders pursuant to the conversion of Class B Common Stock acquired by the Selling Stockholders upon the settlement of RSUs or the exercise of options, in each case, which were issued to the Selling Stockholders pursuant to the Equity Plans.
We have determined beneficial ownership in accordance with the rules of the SEC based on our knowledge. Shares of Class A Common Stock subject to options, warrants and rights that are exercisable within 60 days of July 1, 2026 are considered outstanding and beneficially owned by the person or group holding such options, warrants or rights for the purpose of computing the percentage ownership of that person or group set forth below but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group set forth below. Additionally, shares of Class A Common Stock that would be acquired upon any conversion of outstanding Class B Common Stock are deemed to be beneficially owned.
Unless otherwise indicated below, to our knowledge, the persons and entities reflected in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of July 1, 2026, subject to community property laws where applicable.
We have based the percentage ownership of our Class A Common Stock after this offering on 7,603,667,112 shares of our Class A Common Stock outstanding as of July 1, 2026, which gives effect to:
•no exercise or settlement of outstanding stock options or RSUs; and
•no election by any holder of Class B Common Stock to convert any shares of Class B Common Stock into shares of Class A Common Stock.
The business address of each such beneficial owner listed below is c/o Space Exploration Technologies Corp., 1 Rocket Road, Starbase, Texas 78521.

	Class A Common Stock Beneficially Owned Prior to the Offering	Shares Being Reoffered	Class A Common Stock Beneficially Owned After the Offering (1)
Selling Stockholder	(#)	(#)	(#)	(%)
Current Employees and Consultants (including Shares previously transferred to their family members) (2)	295,743,524	64,419,710	231,323,814	3.0%
Former Employees and Consultants (including Shares previously transferred to their family members) (3)	112,731,508	72,529,947	40,201,561	*

*    Represents beneficial ownership, in the aggregate, of less than 1% of the outstanding shares of our Class A Common Stock.
(1)    Assumes that all of the Shares held by each Selling Stockholder and being reoffered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of our Class A Common Stock before the completion of this offering.
(2)    Includes 17,098 unnamed non-affiliate persons, who individually hold less than 1% of our Class A Common Stock and who in the aggregate are reoffering less than 1% of our Class A Common Stock, in reliance on Regulation S-K CFI 240.01, all of whom are current employees or other service providers of the Registrant or their “family members” (as defined in General Instruction A of Form S-8).
(3)     Includes 2,654 unnamed non-affiliate persons, who individually hold less than 1% of our Class A Common Stock and who in the aggregate are reoffering less than 1% of our Class A Common Stock, in reliance on Regulation S-K CFI 240.01, all of whom are former employees or other service providers of the Registrant or their “family members” (as defined in General Instruction A of Form S-8).

PLAN OF DISTRIBUTION
We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale or disposition of the Shares reoffered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale or disposition of the Shares will be the purchase price of the Shares less any discounts and commissions. The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject any proposed purchases of Shares to be made directly or through agents.
The Shares reoffered by this prospectus may be sold or disposed of from time to time to purchasers:
•directly by the Selling Stockholders, or
•through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.
Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealers or agents who are deemed to be underwriters may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold or disposed of in one or more transactions at:
•fixed prices;
•prevailing market prices at the time of sale;
•varying prices determined at the time of sale; or
•negotiated prices.
These sales or dispositions may be effected in one or more transactions:
•on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;
•in the over-the-counter market;
•in transactions otherwise than on such exchanges or services or in the over-the-counter market;
•in privately-negotiated transactions;
•by direct or indirect distribution to affiliates of the Selling Stockholder;
•any other method permitted by applicable law; or
•through any combination of the foregoing.
These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.
At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being reoffered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.
The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any underwriters, broker-dealers or agents that participate in transactions involving the sale or disposition of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
The validity of the Shares reoffered hereby has been passed upon by Gibson, Dunn & Crutcher LLP, Houston, Texas.
EXPERTS
The financial statements incorporated in this prospectus by reference to Space Exploration Technologies Corp.’s prospectus filed on June 12, 2026, pursuant to Rule 424(b) relating to the Registration Statement on Form S-1 (No. 333-296070) have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (which contains an explanatory paragraph relating to the Company’s significant transactions with related parties, as described in Note 18 to the consolidated financial statements), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
INFORMATION INCORPORATED BY REFERENCE
The following documents filed with the SEC are hereby incorporated by reference in, and shall be deemed to be a part of, this prospectus:
(a)The Registrant’s prospectus filed with the SEC on June 12, 2026, pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form S-1, initially filed with the SEC on May 20, 2026 (File No. 333-296070), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b)The Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026;
(c)The Registrant’s Current Reports on Form 8-K filed with the SEC on June 15, 2026, June 16, 2026, June 17, 2026, June 22, 2026, June 23, 2026 and June 26, 2026; and
(d)The description of the Registrant’s Class A common stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-43344), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on June 10, 2026, including any amendments or reports filed for the purpose of updating such description.
In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities reoffered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K or 8-K/A that it may from time to time furnish to the SEC or any other document or information deemed to have been furnished and not filed with the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our corporate website at www.spacex.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.
The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to:
Space Exploration Technologies Corp.
1 Rocket Road
Starbase, Texas 78521
Telephone: (310) 363-6000
Attention: Investor Relations

PART I
INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
The following documents filed with the SEC are hereby incorporated by reference in, and shall be deemed to be a part of, this prospectus:
(a)The Registrant’s prospectus filed with the SEC on June 12, 2026, pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form S-1, initially filed with the SEC on May 20, 2026 (File No. 333-296070), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
(b)The Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026;
(c)The Registrant’s Current Reports on Form 8-K filed with the SEC on June 15, 2026, June 16, 2026, June 17, 2026, June 22, 2026, June 23, 2026 and June 26, 2026; and
(d)The description of the Registrant’s Class A common stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-43344), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on June 10, 2026, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities reoffered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K or 8-K/A that it may from time to time furnish to the SEC or any other document or information deemed to have been furnished and not filed with the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement.
Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Under the Texas Business Organizations Code (the “TBOC”), the charter of a corporation may provide that a director or officer of the corporation is not liable, or is liable only to the extent provided by the charter, to the corporation or its shareholders for monetary damages for an act or omission by the person in the person’s capacity as a director or officer. The TBOC does not authorize elimination or limitation of liability to the extent the director or officer is found liable under applicable law for:
•any breach of the director’s or officer’s duty of loyalty to the corporation or its shareholders;
•any act or omission not in good faith that constitutes a breach of duty of the director or officer to the corporation or that involves intentional misconduct or a knowing violation of law;
•any transaction from which the director or officer receives an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s duties; or
•an act or omission for which the liability of the director or officer is expressly provided by an applicable statute.
The Registrant’s charter provides that the Registrant’s directors and officers are not liable to the Registrant or its shareholders for monetary damages for an act or omission by the director or officer in his or her capacity as a director or officer or for a breach of any duty as a director or officer to the fullest extent permitted by the TBOC, as it exists or as amended from time to time.
The TBOC provides that a corporation must indemnify a director or former director against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a director, or is or was serving as a representative of another enterprise or organization or an employee benefit plan while serving as a director, if the director or former director is wholly successful, on the merits or otherwise, in the defense of the proceeding. If a court determines that a director, former director or representative is entitled to indemnification, the court will order indemnification by the corporation and award the person expenses incurred in securing the indemnification. The TBOC also permits corporations to indemnify present or former directors where indemnification is not mandated by the TBOC; however, such permissive indemnification is subject to certain limitations and the director satisfying specified standards of conduct. The TBOC also provides that officers must be indemnified to the same extent as directors are required to be indemnified under the TBOC and that a court may also order indemnification under various circumstances. In addition, the TBOC permits indemnification in certain circumstances in which we would not otherwise have the power to do so under the provisions of the TBOC or the Registrant’s charter or bylaws if that indemnification is approved by the shareholders of the Registrant.
The Registrant’s bylaws provide that, to the fullest extent permitted by the TBOC, the Registrant must indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative, including an appeal thereof, by reason of the fact that the person is or was a director or an officer (who is appointed by the Registrant’s board or specifically designated as such by the Registrant’s chief executive officer, president or chief financial officer) of the Registrant, or while a director or officer of the Registrant is or was serving at the request of the Registrant as a director, officer, partner, venturer, trustee, employee, administrator or agent of another entity, trust or enterprise, against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person satisfied a specified standard of conduct. The Registrant’s bylaws also provide that expenses (including attorneys’ fees) actually and reasonably incurred by such director or officer in defending any proceeding will be paid by the Registrant in advance of the final disposition of the proceeding upon written request from that person subject to the person satisfying certain conditions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
The TBOC and the Registrant’s bylaws permit the Registrant to purchase insurance on behalf of existing or former officers, employees, directors or agents against any liability asserted against and incurred by that person in such capacity, or arising out of that person’s status in such capacity, whether or not the Registrant would have the power to indemnify that person under the TBOC. Pursuant to this authority, we maintain such insurance for the officers, employees, directors and agents of the Registrant and its subsidiaries. We have also entered into written indemnification agreements with each of the Registrant’s officers and directors that provide, in general, that we will indemnify them against loss and liability arising from, and will pay or reimburse their actual and reasonable expenses incurred in advance of the final disposition of any legal proceeding involving their service to the Registrant or on the Registrant’s behalf. As permitted by the TBOC, because these agreements were approved by the Registrant’s shareholders, the agreements may require indemnification or payment of expenses in favor of the indemnitee in certain circumstances in which we would not otherwise have the power to do so under the provisions of the TBOC or the Registrant’s charter or bylaws. Pursuant to a written undertaking provided by any director or officer who requests the Registrant to reimburse or pay that person’s expenses in advance of the final disposition of the proceeding, the director or officer will be required to repay the advanced expenses to the Registrant if it is found that such director or officer is not entitled to indemnification under applicable law and the Registrant’s bylaws.
Item 7. Exemption from Registration Claimed.
The issuance of the Shares being reoffered by this reoffer prospectus was deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1
Restated Certificate of Formation of Space Exploration Technologies Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026)

4.2	Amended and Restated Bylaws of Space Exploration Technologies Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026)
4.3
Form of Class A Common Stock Certificate of Space Exploration Technologies Corp. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 20, 2026)

5.1*	Opinion of Gibson, Dunn & Crutcher LLP
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm to Space Exploration Technologies Corp.
23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page hereto)
99.1
Space Exploration Technologies Corp. Amended and Restated 2024 Equity Incentive Plan (incorporated by reference to Exhibit 99.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on June 12, 2026)

99.2
Space Exploration Technologies Corp. Second Amended and Restated 2017 Employee Stock Purchase Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on June 12, 2026)

99.3*	Space Exploration Technologies Corp. 2023 Employee Stock Purchase Plan
99.4
Space Exploration Technologies Corp. Amended & Restated 2015 Equity Incentive Plan and Form of Stock Option Grant Notice and Option Agreement (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on May 20, 2026)

99.5	Swarm Technologies, Inc. 2017 Stock Plan (incorporated by reference to Exhibit 99.4 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on June 12, 2026)
99.6	xAI Holdings Corp. 2025 Equity Incentive Plan (incorporated by reference to Exhibit 99.5 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on June 12, 2026)
99.7	xAI Corp. Amended and Restated 2023 Equity Incentive Plan (incorporated by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on June 12, 2026)
99.8	X Holdings Corp. 2023 Incentive Plan (incorporated by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on June 12, 2026)
99.9	Mesh Optical Technologies Corporation 2025 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026)
107*	Filing Fee Table
___________
*Filed herewith

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Filing Fee Tables” table in the effective Registration Statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Starbase, Texas, on this 4th day of August, 2026.

Space Exploration Technologies Corp.

By:	/s/ Elon Musk
Name:	Elon Musk
Title:	Chief Executive Officer and Chief Technical Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Gwynne Shotwell and Bret Johnsen and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution in each of them singly, for such person and in such person’s name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of August, 2026.

Signature	Title

/s/ Elon Musk	Elon Musk
Chief Executive Officer, Chief Technical Officer and Chairman of the Board (principal executive officer)

/s/ Gwynne Shotwell	Gwynne Shotwell
President, Chief Operating Officer and Director

/s/ Bret Johnsen	Bret Johnsen
Chief Financial Officer (principal financial and accounting officer)

/s/ Roelof Botha	Roelof Botha
Director

/s/ Ira Ehrenpreis	Ira Ehrenpreis
Director

/s/ Randy Glein	Randy Glein
Director

/s/ Antonio J. Gracias	Antonio J. Gracias
Director

/s/ Donald Harrison	Donald Harrison
Director

/s/ Steve Jurvetson	Steve Jurvetson
Director

/s/ Luke Nosek	Luke Nosek
Director